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                    SUBSIDIARIES OF DURAKON INDUSTRIES, INC.


                                   EXHIBIT 22


        NAME                                             JURISDICTION
-------------------                                      --------------

Jerr-Dan Corporation                                     Pennsylvania


Durakon FSC, Inc.                                        U.S. Virgin Islands


Durakon Mexicana, S.A. de C.V.                           Mexico


Benton Plastics, Inc.                                    Tennessee